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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UNIVISION COMMUNICATIONS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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UNIVISION COMMUNICATIONS INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

Dear Stockholder:

        We cordially invite you to attend our Annual Meeting of Stockholders at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California on Wednesday, May 21, 2003, at 10:00 A.M.

        At the meeting, we will ask you to: (1) elect Class A/P Directors, each for a term of one year, and (2) ratify our appointment of Ernst & Young LLP as our independent auditors for 2003. We will also be available to answer your questions. The attached proxy statement contains information about these matters.

        We would like you to attend. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date and return the enclosed proxy card that will indicate your vote. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

        We look forward to seeing you on May 21, 2003.

Sincerely,
A. Jerrold Perenchio Chairman of the Board
April 1, 2003

UNIVISION COMMUNICATIONS INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 21, 2003

        The Annual Meeting of Stockholders of Univision Communications Inc. will be held on Wednesday, May 21, 2003, at 10:00 A.M. at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California in order to:

  (1)
  Elect Class A/P Directors (who will be elected by the holders of the Class A Common Stock and Class P Common Stock);

  (2)
  Ratify the appointment of Ernst & Young LLP; and

  (3)
  Transact such other business that may properly come before the meeting.

        In addition, the holders of the Class T Common Stock will elect one Class T Director and one Class T Alternate Director, and the holders of the Class V Common Stock will elect one Class V Director and one Class V Alternate Director.

        Stockholders of record at the close of business on March 24, 2003 are entitled to vote at the meeting and at any adjournment.

        Please sign, date and mail the proxy card promptly in the enclosed envelope so that your shares of stock may be represented and voted at the meeting.

By Order of the Board of Directors,
Robert V. Cahill Corporate Secretary
April 1, 2003

UNIVISION COMMUNICATIONS INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California

PROXY STATEMENT

GENERAL

        Our Board of Directors is furnishing this proxy statement to the holders (together, the "Class A/P Stockholders") of Class A Common Stock and Class P Common Stock (together, the "Class A/P Stock") in connection with the solicitation of proxies for use at our Annual Meeting of Stockholders to be held on Wednesday, May 21, 2003, at 10:00 A.M. and at any adjournment. The meeting will be held at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California.

        Stockholders of record at the close of business on March 24, 2003 are entitled to notice of, and to vote at, the meeting. On March 24, 2003 the outstanding voting securities consisted of:

        159,267,007 shares of Class A Common Stock,

        37,462,390 shares of Class P Common Stock,

        13,593,034 shares of Class T Common Stock, and

        17,837,164 shares of Class V Common Stock.

        We will vote the shares represented by a properly signed proxy that we receive before or at the meeting in accordance with the specifications made on the proxy. Proxies that we receive with no specification will be voted: (1) for the election of the nominees for Class A/P Director named below; (2) for the ratification of the appointment of Ernst & Young LLP; and (3) according to the best judgment of the proxyholder in regard to any other matter that properly comes before the meeting.

        Any stockholder may revoke his or her proxy at any time before it is voted at the meeting by giving written notice of such revocation to the Secretary at our principal executive offices, located at 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, telephone (310) 556-7676. A stockholder may also give notice by filing a properly executed proxy bearing a later date or by voting in person.

        Univision will pay the cost of this proxy solicitation. Brokers and nominees should forward soliciting materials to the beneficial owners of the Class A Common Stock held of record by such brokers and nominees. We will reimburse such persons for their reasonable forwarding expenses. In addition to the use of the mails, our directors, officers and regular employees may solicit proxies, but will not be paid for their solicitation.

        This proxy statement, proxy card and Notice of Annual Meeting of Stockholders are being mailed to stockholders on or about April 7, 2003.

VOTING POWER

        The holders of the Class A Common Stock, Class T Common Stock, and Class V Common Stock have one vote per share on all matters on which they are entitled to vote. The holders of the Class P Common Stock have 10 votes per share on all matters on which they are entitled to vote,1 meaning that, as of March 15, 2003, they had approximately 66% of the total voting power of the common stock, assuming no exercise of options or warrants, and would have had approximately 57% of the total voting power of the common stock, assuming no exercise of options or warrants, if the acquisition of Hispanic Broadcasting Corporation (the "HBC Merger") had closed on March 15, 2003. Thus, the holders of Class P Common Stock will have sufficient votes to control each matter they vote on at the meeting.

VOTES REQUIRED

        The six nominees, or the eight nominees if the HBC Merger has been completed, for director receiving the most votes cast by the Class A/P Stockholders will be elected as "Class A/P Directors." In addition, either by voting at the meeting or by written consent, the holders of the Class T Common Stock will elect one director and one alternate director (the "Class T Director" and "Class T Alternate Director"), and the holders of the Class V Common Stock will elect one director and one alternate director (the "Class V Director" and "Class V Alternate Director").

        In addition to the vote of a majority of the voting interests of the Class T Common Stock and the vote of a majority of the voting interests of the Class V Common Stock, the affirmative vote of a majority of the voting interests of all shares of our capital stock, voting as a single class, present in person or by proxy at the meeting, is required to ratify the appointment of Ernst & Young LLP as our independent auditors for 2003.

Quorum

        Holders of a majority of the voting interests of our Class A/P Stock, present in person or by proxy, will constitute a quorum for the holding of a meeting of the Class A/P Stockholders for the purpose of electing the Class A/P Directors. Holders of a majority of the voting interests of each of the Class T Common Stock and Class V Common Stock, as the case may be, present in person or by proxy, will constitute a quorum for the holding of a meeting of stockholders of such classes for the purpose of electing the director and alternate director for each such class. Holders of a majority of the voting interests of all shares of our capital stock will constitute a quorum for the holding of a meeting to ratify the appointment of Ernst & Young LLP as our principal independent auditors for 2003.

Counting of Votes

        Our inspector of elections will count all votes cast in person, by proxy or by written consent at the meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and will be treated as votes cast against a proposal. Under Delaware law, if a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will neither be counted in determining the number of shares necessary for approval nor treated as abstentions.

(1)
If A. Jerrold Perenchio is incapacitated (defined as Mr. Perenchio being subject to a conservatorship of his estate under applicable state law) at the time of the meeting or if Mr. Perenchio and any of his permitted transferees own less than 26,486,084 shares of Class P Common Stock (as adjusted for stock splits and similar events), the holders of the Class P Common Stock will have one vote per share.

BOARD OF DIRECTORS
Election of Directors

        Our nominees proposed for election as Class A/P Directors by the Class A/P Stockholders are A. Jerrold Perenchio, Harold Gaba, Alan F. Horn, John G. Perenchio, Ray Rodriguez, and Juan Villalonga, and if the HBC Merger has been completed, Fernando Aguirre and McHenry T. Tichenor, Jr. The nominees proposed for election as a Class T Director and Class T Alternate Director by the holders of Class T Common Stock are Emilio Azcárraga Jean and Alfonso de Angoitia, respectively. The nominees proposed for election as a Class V Director and Class V Alternate Director by the holders of Class V Common Stock are Alejandro Rivera and Victor M. Ferreres Palou, respectively. All of the nominees for director and alternate director are currently serving as a director and alternate director, respectively, except for Fernando Aguirre and McHenry T. Tichenor, Jr., who will be seated as directors if the HBC Merger is completed. Each director and alternate director will serve until the next meeting of stockholders and until his successor is qualified and elected or until the earlier of his death, resignation or removal.

        An alternate director may act in the place of the director for whom he is an alternate if the director is absent from a Board meeting. While so acting, the alternate director has all of the rights, duties, privileges and powers of the director for whom he is acting as an alternate (including the right to vote at such meeting) and is counted in determining whether a quorum is present. Except when acting as an alternate, no alternate director is entitled to vote at a Board meeting and is not counted as a member of our Board in determining a quorum. At present, the Class A/P Directors do not intend to nominate any alternate Class A/P Director for election by the Class A/P Stockholders.

        Each nominee is willing to serve if elected, but if any Class A/P Director nominee becomes unable to serve, your proxies will be voted for the election of such other person or persons as the Class A/P Directors select. The Class A/P Directors do not intend to select replacements for Mr. Tichenor, Jr. or Mr. Aguirre if the HBC Merger has not yet been completed.

Nominees for Election as Class A/P Directors

        Information about our nominees for election to our Board to represent the Class A/P Stockholders is provided below.

        A. JERROLD PERENCHIO

        Director since 1992

        Mr. A. Jerrold Perenchio, age 72, has been Chairman of the Board and Chief Executive Officer of Univision since December 1992. From December 1992 through January 1997, he was also Univision's President. Mr. Perenchio has owned and been active in Chartwell Partners LLC (an investment firm that is active in the media and communications industry) since it was formed in 1983. A. Jerrold Perenchio is John G. Perenchio's father.

        HAROLD GABA

        Director since 1996

        Mr. Gaba, age 57, has been President and Chief Executive Officer of ACT III Communications Holdings, L.P. (a multi-media communications company with interests in theatrical exhibition, television and motion picture production, and broadcasting) since August 1990. From 1992 through 1997, he served as Chief Executive Officer and a director of ACT III Theatres, Inc., and from November 1992 through January 1996, he also served as Chief Executive Officer and a director of Act III Broadcasting, Inc. Since September 1999, Mr. Gaba has also served as Chairman of the Board of Concord Records, Inc. (a majority owned subsidiary of Act III Communications Inc.).

        ALAN F. HORN

        Director since 1992

        Mr. Horn, age 60, has been President and Chief Operating Officer of Warner Bros. since October 1999. Mr. Horn was Chairman and Chief Executive Officer of Castle Rock Entertainment from January 1994 until October 1999. Mr. Horn was a member of the Executive Committee and the Planning Committee of Turner Broadcasting Systems, Inc. from January 1994 to December 1996.

        JOHN G. PERENCHIO

        Director since 1992

        Mr. John G. Perenchio, age 47, has been an executive at Chartwell Partners LLC or Chartwell Services, Inc. and Vice President of Malibu Bay Company (a real estate development and management company) since 1990. Since 1997, Mr. Perenchio has been President of Ultimatum Music, LLC (a record and music publishing company). John G. Perenchio is the son of A. Jerrold Perenchio.

        RAY RODRIGUEZ

        Director since 1996

        Mr. Rodriguez, age 52, has been President and Chief Operating Officer of the Univision Network since December 1992. Also, since August 2001, Mr. Rodriguez has been President and Chief Operating Officer of the TeleFutura Network and of the Galavisión Network.

        JUAN VILLALONGA

        Director since 2001

        Mr. Villalonga, age 49, served as the Chairman and Chief Executive Officer of Telefónica, S.A. (a Spanish telecom operator) from June 1996 through July 2000. Since July 2000, Mr. Villalonga has been a private investor.

        The Board recommends a vote FOR the election as Class A/P Directors of the six nominees listed above.

        If the HBC Merger has been completed, the following individuals will also be our nominees for election to our Board to represent the Class A/P Stockholders.

        FERNANDO AGUIRRE

        Mr. Aguirre, age 45, has been President (Special Projects) of Procter & Gamble Company since 2002. From 1996 through 2002, Mr. Aguirre served Procter & Gamble Company in various positions, including President (Global Feminine Care), Vice President (Global and US Snacks and Food Products), President (Mexico), Regional Vice President (Latin America North) and Regional Vice President (Laundry and Cleaning—Latin America). Mr. Aguirre is a member of the board of directors of Corporacion Zapata, one of the largest Ford car and truck distributors in Mexico and Latin America.

        McHENRY T. TICHENOR, JR.

        Mr. Tichenor, Jr., age 47, will become the President of Univision Radio if the HBC Merger is completed. Mr. Tichenor, Jr. has been the Chairman of the Board, President, Chief Executive Officer, and a director of Hispanic Broadcasting Corporation since February 1997. From 1981 until February 1997, Mr. Tichenor, Jr. was the President, Chief Executive Officer, and a director of Tichenor Media System, Inc.

        The Board recommends a vote FOR the election as Class A/P Directors of the two nominees listed above, if the HBC Merger has been completed. If the HBC Merger has not been completed, the holders of the Class P Common Stock have informed the Board that they plan to vote against the election of the two nominees listed above.

Nominees for Election as Class T and Class V Directors and Alternate Directors

        The holders of Class T Common Stock are entitled to elect one Class T Director and one Class T Alternate Director at the meeting. The holders of Class V Common Stock are entitled to elect one Class V Director and one Class V Alternate Director at the meeting.

        The following individuals have been nominated for election as directors or as alternate directors to represent the holders of Class T Common Stock and the holders of Class V Common Stock. We are providing this information to Class A/P Stockholders for informational purposes only, as they are not entitled to vote for the Class T Director, Class V Director or their alternates.

        EMILIO AZCÁRRAGA JEAN

        Class T Director since 2002

        Mr. Azcárraga, age 35, has served as the President, Chief Executive Officer and Chairman of the Board of Directors of Televisa since March 1997. Mr. Azcárraga has been a member of the Board of Televisa since December 1990. In January 2002, he became a director of Univision and was elected as the Vice Chairman of the Board of Univision.

        ALFONSO DE ANGOITIA

        Class T Alternate Director since 1998

        Mr. Angoitia, age 41, has been Chief Financial Officer and Executive Vice President of Televisa since May 2000 and has been a member of the Board of Directors of Televisa since April 2000. Since 1998, Mr. Angoitia has been Secretary of the Board of Directors and of the Executive Committee of Televisa. Mr. Angoitia has also been a partner of Mijares, Angoitia, Cortes y Fuentes (a law firm in Mexico) for the last eight years, although he is currently on a leave of absence from such position.

        ALEJANDRO RIVERA

        Class V Director since 2000

        Mr. Rivera, age 59, has served in executive positions with companies in the Cisneros Group since 1976. Since May 1988, Mr. Rivera has been the Director and Vice President of Venevision International LLC (f/k/a Venevision International, Inc.), and since September 1996 has also been the Director and President of Venevision International Corporation. Mr. Rivera is a member of the Board of Managers of Pueblo International, LLC (f/k/a Pueblo International, Inc.). Mr. Rivera was the Class V Alternate Director from 1996 until his election as the Class V Director in 2000.

        VICTOR M. FERRERES PALOU

        Class V Alternate Director since 2002

        Mr. Ferreres, age 44, has been the President of the Venevision network and station group of Corporacion Venezolana de Television, C.A. (VENEVISION) since January 2001. From July 1998 to December 2000, Mr. Ferreres was the President of Galaxy Entertainment de Venezuela, C. A. (DirecTV Latin America) and Satélites de Puerto Rico (DirecTV Latin America). From January 1996 to July 1998, he was General Manager of Galaxy Entertainment de Venezuela, C. A. (DirecTV Latin America).

Directors' Compensation

        Each non-employee director who owns less than 5% of Univision's capital stock and who is not affiliated with A. Jerrold Perenchio, Televisa or Venevision is paid $50,000 for each year of service.

Board of Directors Meetings

        The Board held 5 meetings during 2002. Each director attended more than 75% of the aggregate number of Board meetings and Committee meetings on which he served in 2002.

Board Committees

        We have an audit committee and a compensation committee but do not have a nominating committee.

Audit Committee

        Univision's Audit Committee, currently comprised of Messrs. Gaba, Horn and Rivera, engages the independent auditors, reviews with the independent auditors the plans and results of such audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The Audit Committee met 8 times in 2002. See "Audit Committee Report."

Compensation Committee

        Univision's Compensation Committee, currently comprised of Messrs. Gaba, Horn, and Rivera, makes recommendations to the Board concerning compensation of our executive officers and administers the 1996 Performance Award Plan and, if the HBC Merger is completed, will administer the Hispanic Broadcasting Corporation Long-Term Incentive Plan, which Univision will assume as part of the HBC Merger. The Compensation Committee met 3 times in 2002. See "Compensation Committee Report on Executive Compensation."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of Univision's voting securities as of March 15, 2003 by (1) each person who we know beneficially owns 5% or more of the outstanding shares of any class of Univision's voting securities, (2) each director and nominee and the Named Executive Officers (as defined in "Summary Table of Executive Compensation"), and (3) all directors and the Named Executive Officers as a group. Except as indicated in the footnotes to the table, each person named in the table has sole voting and investment power with respect to all shares of securities shown as beneficially owned by them, subject to community property laws where applicable.

        Please see the footnotes below for the disclosure required by the Securities Exchange Act of 1934, as amended, for each of the parties listed below. Because the Class P, Class T and Class V Common Stock can be converted to Class A Common Stock at any time, we are presenting the information below based on such conversions. We obtained the information presented below for stockholders other than officers, directors and nominees from Schedule 13Gs and amendments thereto, which reflect beneficial ownership, unless stated otherwise, as of December 31, 2002.

Name and Address(a)	Title of Class	Number of Shares of Class A Common Stock Beneficially Owned (b)(c)		Percent of Class A Common Stock Beneficially Owned (c)	Percent of Class A Common Stock Beneficially Owned Assuming Warrants are Exercised (d)
A. Jerrold Perenchio	Class A and Class P Common Stock	37,687,384	(e)(n)	16.5%	14.1%
Televisa Av. Vasco de Quiroga No. 2000, Edificio A, Piso 4 Colonia Santa Fe 01210 Mexico, DF	Class A and Class T Common Stock	30,187,534	(f)	13.2%	14.7%
Venevision c/o Finser Corporation 550 Biltmore Way, Suite 900 Coral Gables, Florida 33134	Class V Common Stock	17,837,164	(f)(g)	7.8%	18.0%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	Class A Common Stock	16,064,949	(h)	7.0%	6.0%
Goldman Sachs Asset Management 32 Old Slip New York, New York 10005	Class A Common Stock	20,303,063	(i)	8.9%	7.6%
Janus Capital Management LLC 100 Fillmore Street Denver, Colorado 80206-4923	Class A Common Stock	14,848,715	(j)	6.5%	5.6%
Jennison Associates LLC 466 Lexington Avenue New York, New York 10017	Class A Common Stock	13,085,215	(k)	5.7%	4.9%
Prudential Financial, Inc. 751 Broad Street Newark, New Jersey 07102-3777	Class A Common Stock	13,483,763	(l)	5.9%	5.0%
George W. Blank	Class A Common Stock	1,041,600	(m)	*	*
Robert V. Cahill	Class A Common Stock	1,143,000	(m)(n)	*	*
Harold Gaba	Class A Common Stock	283,500	(m)	*	*
Andrew W. Hobson	Class A Common Stock	1,028,708	(m)	*	*

Alan F. Horn	Class A Common Stock	357,500	(m)	*	*
C. Douglas Kranwinkle	Class A Common Stock	107,500	(m)	*	*
John G. Perenchio	Class A Common Stock	579,525	(n)	*	*
Ray Rodriguez	Class A Common Stock	850,700	(m)	*	*
Juan Villalonga	N/A	0		*	*
Alejandro Rivera c/o Finser Corporation 550 Biltmore Way, Suite 900 Coral Gables, Florida 33134	Class A Common Stock	167,500	(m)	*	*
Emilio Azcárraga Jean c/o Grupo Televisa Av. Vasco de Quiroga No. 2000, Edificio A, Piso 4 Colonia Santa Fe 01210 Mexico, DF	Class A and Class T Common Stock	30,187,534	(f)(o)	13.2%	14.7%
Alfonso de Angoitia c/o Grupo Televisa Av. Vasco de Quiroga No. 2000, Edificio A, Piso 4 Colonia Santa Fe 01210 Mexico, DF	Class A and Class T Common Stock	30,187,534	(f)(p)	13.2%	14.7%
Victor M. Ferreres Palou Final Avenida La Salle Venevision Los Cabos Caracas, Venezuela	N/A	0		*	*
All directors and executive officers as a group (14 persons)	Class A, Class P, Class T and Class V Common Stock	73,434,451	(f)(q)	31.1%	30.0%

(a)
Unless otherwise indicated, the address of each executive officer, director and nominee is 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067.

(b)
Each of A. Jerrold Perenchio and his affiliates, Grupo Televisa S.A. and its affiliates ("Televisa"), and Venevision Investments LLC and its affiliates ("Venevision") beneficially owns 100% of their respective classes.

(c)
Assumes that the Class P, Class T and Class V Common Stock outstanding are converted into Class A Common Stock on a share for share basis since this may be done at any time in accordance with their respective terms. Excludes the shares issuable upon exercise of the 39,339,700 warrants that are outstanding (see footnote (f) below).

(d)
Assumes that the Class P, Class T and Class V Common Stock outstanding are converted into Class A Common Stock on a share for share basis since this may be done at any time in accordance with their respective terms. Assumes exercise of all warrants held by Televisa and Venevision; however, these warrants to purchase Class A, Class T or Class V Common Stock are subject to certain exercise restrictions as they may be exercised by the holder only if the aggregate shares owned by Televisa, Venevision and all non-U.S. aliens represent no more than 25% of the outstanding stock. See "Certain Relationships and Related Transactions—Warrants."

(e)
Such shares are owned by A. Jerrold Perenchio or his affiliates. Includes 885,740 shares of Class P Common Stock beneficially owned by Margaret Perenchio, Mr. Perenchio's wife. Mr. Perenchio has the sole power to vote such shares pursuant to a proxy, but Mrs. Perenchio has sole power to dispose of or direct the disposition of such shares. All but 224,994 shares owned directly or indirectly by Mr. Perenchio are shares of Class P Common Stock. Each share of Class P Common Stock is convertible at any time into a share of Class A Common Stock.

(f)
Excludes 9,102,000 shares of Class A Common Stock or Class T Common Stock and 30,237,700 shares of Class A Common Stock or Class V Common Stock issuable upon exercise of warrants held by Televisa and Venevision, respectively.

(g)
A trust principally for the benefit of the family of Gustavo Cisneros and a trust principally for the benefit of the family of Ricardo Cisneros, or foundations or entities established primarily for the benefit of any one or more of the foregoing persons, each owns a 50% indirect beneficial ownership interest in the equity of Venevision, which owns these shares. These trusts have shared voting and dispositive powers over these shares. Gustavo Cisneros and Ricardo Cisneros disclaim beneficial ownership of such shares.

(h)
Based on a report on Schedule 13G/A dated February 14, 2003, FMR Corp. had sole voting power over 1,099,419 of such shares and sole dispositive power over all such shares. Based on such Schedule 13G/A, FMR Corp. owned 10.0% of the Class A Common Stock outstanding as of December 31, 2002.

(i)
Based on a report on Schedule 13G/A dated February 14, 2003, Goldman Sachs Asset Management, a separate business unit of The Goldman Sachs Group, Inc., had sole voting power over 16,426,656 of such shares and sole dispositive power over all such shares. Based on such Schedule 13G/A, Goldman Sachs Asset Management owned 12.7% of the Class A Common Stock outstanding as of December 31, 2002.

(j)
Based on a report on Schedule 13G/A dated February 14, 2003, Janus Capital Management LLC had sole voting and sole dispositive power over 14,430,890 of such shares and shared voting and shared dispositive power over 417,825 of such shares. Based on such Schedule 13G/A, Janus Capital Management LLC owned 9.3% of the Class A Common Stock outstanding as of December 31, 2002. Also, based on a Schedule 13G/A dated February 14, 2003, Janus Capital Management LLC owned 5,358,820 shares of Class A Common Stock of Hispanic Broadcasting Corporation, which will convert into 4,554,997 shares of Class A Common Stock of Univision if the HBC Merger is completed. Of these 5,358,820 shares, Janus Capital Management LLC had sole voting and sole dispositive power over 5,311,720 of such shares and shared voting and shared dispositive power over 47,100 of such shares. Based on such Schedule 13G/A, Janus Capital Management LLC owned 6.7% of the Class A Common Stock of Hispanic Broadcasting Corporation as of December 31, 2002.

(k)
Based on a report on Schedule 13G dated February 14, 2003, Jennison Associates LLC, formerly Jennison Associates Capital Corp. ("Jennison"), had sole voting power over 12,641,315 of such shares and shared dispositive power over all such shares. Based on such Schedule 13G, Jennison owned 8.2% of the Class A Common Stock outstanding as of December 31, 2002. The Prudential Insurance Company of America ("Prudential") owns 100% of the equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Class A Common Stock. Jennison does not file jointly with Prudential, as such, shares of Class A Common Stock reported on Jennison's 13G may be included in the shares reported on the 13G that Prudential files (see footnote (l) below).

(l)
Based on a report on Schedule 13G/A dated February 11, 2003, Prudential Financial, Inc. had sole voting and sole dispositive power over 799,950 of such shares, shared voting power over 12,135,479 of such shares, and shared dispositive power over 12,683,813 of such shares. Based on such Schedule 13G/A, Prudential Financial, Inc. owned 8.4% of the Class A Common Stock outstanding as of December 31, 2002.

(m)
The following persons hold employee or director stock options granted by Univision that are fully exercisable or will vest and become exercisable within 60 days of March 15, 2003: Mr. Blank—995,000; Mr. Cahill—475,000; Mr. Gaba—157,500; Mr. Hobson—1,025,000; Mr. Horn—157,500; Mr. Kranwinkle—97,500; Mr. Rivera—167,500; and Mr. Rodriguez—850,000.

(n)
Class A Common Stock owned by Mr. A. Jerrold Perenchio includes 1,236,000 shares subject to fully exercisable employee stock options granted to Mr. Cahill and Mr. John G. Perenchio by one of Mr. A. Jerrold Perenchio's wholly-owned companies, which options were granted for services to that company. Mr. Cahill owns a fully exercisable employee stock option to purchase 668,000 shares of Class A Common Stock. Mr. John G. Perenchio owns a fully exercisable employee stock option to purchase 568,000 shares of Class A Common Stock.

(o)
These securities are held directly by Televisa or through subsidiaries thereof, as the case may be. Mr. Azcárraga is the Chairman, President and Chief Executive Officer of Televisa and, directly or indirectly, controls over 50% of the voting equity of Televisa. Televisa has sole voting and dispositive powers over such Univision securities. Mr. Azcárraga disclaims beneficial ownership of such Univision securities (and any securities into which such securities may be converted or for which they may be exchanged), except to the extent of his pecuniary interest therein.

(p)
These securities are held directly by Televisa or through subsidiaries thereof, as the case may be. Mr. de Angoitia is the Executive Vice President, Chief Financial Officer and a director of Televisa. Televisa has sole voting and dispositive powers over the Univision securities. Mr. de Angoitia disclaims beneficial ownership of such Univision securities (and any securities into which such securities may be converted or for which they may be exchanged), except to the extent of his pecuniary interest therein.

(q)
Includes only once the 30,187,534 securities that are held directly by Televisa or through subsidiaries thereof, as the case may be, although both Messrs. Azcárraga and de Angoitia are deemed to have (and disclaim) beneficial ownership thereof (see footnotes (o) and (p) above).

*
Represents less than one percent.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

        The Compensation Committee currently consists of Messrs. Gaba, Horn and Rivera, none of whom is a Univision employee. The Compensation Committee is responsible for setting the compensation levels of Univision's executive officers in consultation with Mr. Perenchio, Univision's Chairman and Chief Executive Officer, who serves as such without salary, bonus or equity based compensation. The Compensation Committee also administers the 1996 Performance Award Plan, as amended, and determines awards to be made under such plan to officers and to other eligible individuals, and, if the HBC Merger is completed, will administer the Hispanic Broadcasting Corporation Long-Term Incentive Plan, which Univision will assume as part of the HBC Merger.

        Based on competitive data presented to the Compensation Committee from peer company analyses and pay surveys of generally comparable companies, the Compensation Committee believes that total compensation for each of the Named Executive Officers, other than the Chief Executive Officer, is in the median to seventy-fifth percentile range.

Base Salary

        The base compensation of the executive officers other than Messrs. Perenchio and Cahill is set forth in employment agreements whose terms extend to 2005. See "Employment Agreements and Arrangements." See also "Certain Relationships and Related Transactions-Reimbursement Arrangements" for a description of reimbursements by Univision of salaries and services of Mr. Cahill and others provided by another company wholly-owned by Mr. Perenchio. Also, each of the Named Executive Officers, other than the Chief Executive Officer who receives no base salary, along with a number of other officers and key employees, agreed to reduce their 2002 base salaries by 10%. See also "Summary Table of Executive Compensation." This reduction was not a negative reflection on the performance of the executive officers, but was an acknowledgement of the general economic uncertainty facing Univision and the industry generally.

Bonus Compensation

        The Compensation Committee, based upon management's recommendation, approved cash bonuses for 2002. Up to fifty percent of each potential cash bonus award is determined using an earnings before interest, taxes, depreciation and amortization ("EBITDA") performance goal set at the beginning of 2002. The other fifty percent of each potential cash bonus is subjective. In considering the subjective portion of the bonuses, management takes into account the employee's responsibilities, his or her performance during the prior year, and other factors such as profitability, market share, industry position and outstanding achievements. Univision did not achieve the EBITDA performance goal established for 2002 bonuses. Therefore, the 2002 bonuses granted to Univison's executive officers were based entirely on the subjective factors outlined above and no portion of possible EBITDA-related bonuses was paid.

Equity-Based Compensation

        The Compensation Committee believes in linking long-term incentives to an increase in stock value. Accordingly, it awards stock options under the 1996 Performance Award Plan, as amended, with an exercise price equal to the fair market value of the underlying stock on the date of grant that vest and become exercisable over time. The Compensation Committee believes that these options encourage employees to continue to use their best professional skills and to remain in Univision's employ. Options granted by Univision under the 1996 Performance Award Plan, as amended, generally vest and become exercisable in annual 25% increments over a four-year period after grant.

*
This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

        When considering the grant of stock options, the Compensation Committee considers the optionee's responsibilities, his or her performance during the prior year, his or her expected future contribution to Univision's performance, competitive data on grant values at comparable companies, and the recommendation of Mr. Perenchio and other senior executives. In acknowledgement of the general economic uncertainty facing Univision and the industry generally in 2002, the Compensation Committee issued a lower than historical number of stock options to the executive officers. The Compensation Committee did not issue any options to counteract the effect of the 10% reduction in the 2002 base salaries of the executive officers.

The Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility by Univision of cash compensation in excess of $1 million paid to the Chief Executive Officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. Stock options under the 1996 Performance Award Plan, as amended, are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Therefore, Univision should be allowed to deduct compensation related to options granted under the 1996 Performance Award Plan, as amended. Base compensation and bonuses paid to executive officers for 2002 are within the $1 million Section 162(m) threshold and should, therefore, also be deductible by Univision. However, the Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate.

The Compensation Committee
Alan F. Horn, Chair
Harold Gaba
Alejandro Rivera

AUDIT COMMITTEE REPORT*

        The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board and last amended February 16, 2000, although the Board is currently considering a revised charter. A copy of the written charter as currently in effect is attached to this proxy statement as Appendix A. The members of the Audit Committee are Messrs. Gaba, Horn and Rivera. The Audit Committee engages, subject to stockholder ratification, Univision's independent auditors.

        Management is responsible for Univision's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Univision's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management advised the Audit Committee that Univision's consolidated financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues with the Audit Committee, and the Audit Committee has reviewed and discussed all the consolidated financial statements with management and the independent auditors before their issuance. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Univision's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence, including a review of audit and non-audit fees.

        Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Univision's Annual Report on Form 10-K for the year ended December 31, 2002, which is filed with the Securities and Exchange Commission.

        Univision is also required to include in its Annual Report on Form 10-K for the year ended December 31, 2002 the audited financial statements of Entravision Communications Corporation ("Entravision"). Univision owns approximately 31% of Entravision's outstanding capital stock. Entravision's financial statements are audited by McGladrey & Pullen, LLP. Neither the Board nor the Audit Committee monitors or oversees Entravision's internal controls, financial reporting process or the audit of its financial statements by its independent auditors.

The Audit Committee
Harold Gaba, Chair
Alan F. Horn
Alejandro Rivera

*
This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

SUMMARY TABLE OF EXECUTIVE COMPENSATION

        The following table shows the compensation we paid or accrued during 2000, 2001 and 2002 to each of our executive officers (collectively, the "Named Executive Officers").

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)(b)	Cash Bonuses ($)	Other Annual Compensation ($)	Options Granted (#)	All Other Compensation ($)(c)
A. Jerrold Perenchio(a) Chairman of the Board and Chief Executive Officer	2002 2001 2000	None None None	None None None	None None None	None None None	None None None
George W. Blank Executive Vice President and Chief Financial Officer	2002 2001 2000	540,000 600,000 600,000	150,000 None 600,000	None None None	75,000 150,000 150,000	6,858 10,200 10,200
Robert V. Cahill(d) Vice Chairman and Corporate Secretary	2002 2001 2000	540,000 600,000 500,000	150,000 None 600,000	None None None	75,000 150,000 150,000	None None None
Andrew W. Hobson Executive Vice President	2002 2001 2000	540,000 600,000 600,000	150,000 None 600,000	None None None	75,000 150,000 150,000	6,000 10,200 10,200
C. Douglas Kranwinkle(e) Executive Vice President and General Counsel	2002 2001 2000	540,000 600,000 200,000	200,000 None None	None None None	100,000 150,000 120,000	6,000 10,200 None
Ray Rodriguez President and Chief Operating Officer of the Univision, TeleFutura and Galavisión Networks	2002 2001 2000	720,000 800,000 700,000	150,000 None 750,000	None None None	100,000 200,000 200,000	6,906 10,200 10,200

(a)
Mr. Perenchio's services were provided pursuant to the informal arrangement described in "Employment Agreements and Arrangements." Mr. Perenchio was not compensated for his services in any employment capacity with Univision during the past five years except from January 1997 through March 1997.

(b)
The 2002 base salaries for Messrs. Blank, Cahill, Hobson, Kranwinkle and Rodriguez reflect each of their agreements to reduce their respective 2002 base salaries by 10% for that year.

(c)
Matching contribution pursuant to 401(k) Plan. See "401(k) Savings and Thrift Plan." Also, for Messrs. Blank and Rodriguez includes deferred compensation interest income in excess of fair market value of $858 and $906, respectively.

(d)
The services of Mr. Cahill in 2000, 2001 and 2002 were provided by Mr. Perenchio pursuant to the informal arrangement among Mr. Perenchio, Televisa and Venevision described in "Employment Agreements and Arrangements."

(e)
Mr. Kranwinkle joined Univision on September 1, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation Committee is also an employee or officer of Univision, was formerly an officer of Univision or any of its subsidiaries, or has a relationship with Univision requiring disclosure under "Certain Relationships and Related Transactions."

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

        On December 31, 2002, Messrs. Blank, Hobson, Kranwinkle and Rodriguez entered into amended employment agreements with us that extended the date of expiration of such agreements to December 31, 2005. Consequently, their base salaries for the next three years will be as follows: for Messrs. Blank, Hobson and Kranwinkle $600,000 in 2003, 2004 and 2005 and for Mr. Rodriguez $800,000 in 2003, 2004 and 2005. In addition, based upon an annual review of each individual's performance and our results of operations and our prospects, we may grant Messrs. Blank, Hobson, Kranwinkle and Rodriguez bonuses.

        The employment agreements for Messrs. Blank, Hobson, Kranwinkle, and Rodriguez may be terminated for cause, upon death or disability or without cause. If terminated without cause, the employee will, subject to certain conditions regarding confidentiality, trade secrets and competitive activities, be entitled to receive his base salary for the remainder of his employment agreement.

        Pursuant to an informal arrangement among Mr. Perenchio, Televisa and Venevision, the services of Messrs. Cahill and Perenchio were provided by Mr. Perenchio in 2000, 2001 and 2002. Mr. Perenchio paid Mr. Cahill a salary of $500,000 for 2000, $600,000 in 2001 and $540,000 in 2002 for services as a Univision executive officer and one-half was charged to Univision. In addition, we paid to Mr. Cahill a bonus of $600,000 for 2000, no bonus for 2001 and a bonus of $150,000 for 2002. Mr. Perenchio serves as Chairman of the Board and Chief Executive Officer without compensation.

        On June 11, 2002, we entered into an employment agreement with Mr. Tichenor, Jr., which will become effective if the HBC Merger is completed, whereby he will serve as the President of Univision Radio. Mr. Tichenor, Jr.'s annual base salary will be $600,000, and we may in our sole discretion award Mr. Tichenor, Jr. an annual bonus of up to $600,000. Mr. Tichenor, Jr. also will receive a one-time nonstatutory stock option to purchase 200,000 shares of Class A Common Stock upon the commencement of his employment. The agreement contains standard terms and conditions regarding ownership of works, confidentiality and non-solicitation of our customers and employees.

        The term of the agreement will be for three years but automatically will extend each year for an additional year unless we elect otherwise. However, the agreement may terminate earlier upon Mr. Tichenor, Jr.'s disability, death, upon our election with or without cause, or upon Mr. Tichenor, Jr.'s election for certain specified reasons. If the agreement terminates at our election without cause or at Mr. Tichenor, Jr.'s election because of an uncured breach of the agreement by us, Mr. Tichenor, Jr. will be entitled to receive his remaining base salary for the unexpired term of the agreement.

401(k) Savings and Thrift Plan

        We have a retirement savings plan covering all eligible employees who have completed one year of service. The 401(k) Plan allows each employee to defer up to 15% of the total eligible compensation that would otherwise be paid to the employee, which deferral in 2002 could not exceed $11,000 plus a $1,000 catch up contribution for employees who reached fifty years of age in 2002. Employee contributions are invested in selected mutual funds and a unitized fund of our Class A Common Stock according to the direction of the employee. The 401(k) Plan permits us each year to match up to the first 6% of such employee's eligible compensation contributed to the plan, subject to certain limitations imposed by the Internal Revenue Service. During 2000 and 2001, we matched 100% of the first 6% of an employee's eligible compensation contributed to the 401(k) Plan. Effective January 1, 2002, we matched 100% of the first 3% of an employee's eligible compensation contributed to the 401(k) Plan.

OPTION GRANTS IN 2002

Name	Number of Securities Underlying Options Granted(#)(a)	% of Total Options Granted to Employees in Last Fiscal Year	Exercise Price Per Share($)	Expiration Date	Grant Date Present Value($)(b)
A. Jerrold Perenchio	N/A	N/A	N/A	N/A	N/A
George W. Blank	75,000	2.4%	27.39	December 2012	1,053,000
Robert V. Cahill	75,000	2.4%	27.39	December 2012	1,053,000
Andrew W. Hobson	75,000	2.4%	27.39	December 2012	1,053,000
C. Douglas Kranwinkle	100,000	3.2%	27.39	December 2012	1,404,000
Ray Rodriguez	100,000	3.2%	27.39	December 2012	1,404,000

(a)
The options vest and become exercisable in four equal annual installments commencing on the first anniversary of the grant date.

(b)
The estimated value was developed solely for the purposes of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and is not intended to predict future prices of our Class A Common Stock. The estimate was developed using the Black-Scholes option pricing model. The following assumptions were used: dividend yield of 0%; expected volatility of 49.442%; risk-free interest rate of 3.52%; and expected life of six years. The fair value of each option granted on December 4, 2002 is $14.04.

AGGREGATED OPTION EXERCISES IN 2002 AND
YEAR-END OPTION VALUE

Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable/Unexercisable Number of Securities Underlying Options at FY-End(#)	Exercisable/Unexercisable Value of Unexercised In-the-Money Options at FY-End ($)(a)
A. Jerrold Perenchio	N/A	N/A	N/A	N/A
George W. Blank	50,000	1,874,102	995,000/300,000	10,187,500/0
Robert V. Cahill	0	0	475,000/300,000	2,065,625/0
C. Douglas Kranwinkle	0	0	97,500/272,500	0/0
Andrew W. Hobson	100,000	3,759,973	1,025,000/300,000	10,750,000/0
Ray Rodriguez	150,000	5,642,891	850,000/400,000	6,062,500/0

(a)
This amount represents solely the difference in the market price of $24.50 on the last trading day of the year, December 31, 2002, of those unexercised options that had an exercise price below such market price (i.e., "in-the-money options") and the respective exercise prices of the options. The exercise price of outstanding options ranges from $5.75 to $45.4375. All options were granted at fair market value. No assumptions or representations regarding the value of such options are made or intended.

EQUITY COMPENSATION PLAN INFORMATION FOR 2002

        The following table sets forth information regarding outstanding options and shares reserved for future issuance under Univision's equity compensation plan as of December 31, 2002:

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in the First Column)(#)
Equity compensation plans approved by security holders(a)	20,197,320	28.22	6,685,650
Equity compensation plans not approved by security holders(b)	0	0	0
Total	20,197,320	28.22	6,685,650

(a)
Includes the 1996 Performance Award Plan, as amended.

(b)
None.

UNIVISION STOCK PRICE PERFORMANCE GRAPH*

        The following graph compares our cumulative total stockholder return with those of the S&P Broadcasting & Cable TV Index and the S&P 500 Index for the five fiscal years ending December 31, 2002. The graph assumes that $100 was invested on December 31, 1997 in (1) our Class A Common Stock, (2) the S&P Broadcasting & Cable TV Index, and (3) the S&P 500 Index, including in each case, if applicable, reinvestment of dividends. Note: We caution that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG UNIVISION COMMUNICATIONS INC., THE S & P 500 INDEX
AND THE S & P BROADCASTING & CABLE TV INDEX

*
$100 INVESTED ON 12/31/97 IN STOCK OR INDEX—INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

*
This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that during 2002 all filing requirements applicable to our officers and directors were met, except that each of Messrs. Azcárraga, Blank, Cahill, Gaba, Hobson, Horn, Kranwinkle, Rivera, Rodriguez, and Villalonga filed a late Form 4 for options granted in December 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following is a brief summary of the material terms of certain agreements and arrangements between us and one or more of Mr. Perenchio, Televisa, and Venevision. All of the agreements, other than the pay television venture letter of intent, have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2002. The information set forth below does not purport to be and is not a complete summary of all such agreements and arrangements.

Program License Agreements

        Our Program License Agreements with each of Televisa and Venevision do not expire until December 2017. Under these agreements, we have the exclusive right to air in the United States all Spanish-language programming (with certain exceptions) produced by or for Televisa and Venevision. Under the Program License Agreements, we pay 15% of Combined Net Time Sales (time sales from broadcasting, including barter, trade, and television subscription revenues, less advertising commissions, certain special event revenues, music license fees, outside affiliate compensation, time sales relating to advertising sold to Televisa or provided to Venevision, and taxes other than withholding taxes) for the Univision and Galavisión networks and affiliated owned and operated stations in 2003 and each subsequent year, plus for Televisa, 3% of incremental sales over a base amount for 2002 and for Venevision, up to 3% of incremental sales over a base amount for 2002 if Venevision programs contribute 30% or more of Univision's and Galavisión's ratings. For the TeleFutura network and affiliated owned and operated stations, we pay Televisa 12% of TeleFutura net time sales (calculated in a manner similar to Combined Net Time Sales) less certain of TeleFutura's other programming costs, and we pay Venevision royalties based on the ratings delivered by the Venevision programs broadcast on TeleFutura. Under the agreements, in 2002 we paid to Televisa and Venevision an aggregate net royalty of approximately $130.8 million. The obligations of their respective affiliates have been guaranteed by, in the case of Televisa, Grupo Televisa S.A. and, in the case of Venevision, Corporacion Venezolana de Television, C.A. (VENEVISION).

        Pursuant to the Program License Agreements, Televisa and Venevision have the right to use, without charge, advertising time that we do not sell to advertisers or that we do not use. There are limitations on the ability of Televisa and Venevision to use such time for telemarketing products, and such time may be preempted to the extent sold to a paying advertiser. In addition, Venevision receives $5 million per year of free non-preemptable advertising, and Televisa purchases $5 million of non-preemptable advertising per year for its own use. Each of Televisa and Venevision may also purchase for its own use non-preemptable time at the lowest spot rate for the applicable time period. Further, Univision purchases $5 million per year in non-preemptable advertising from Televisa and receives $5 million per year in non-preemptable advertising from Venevision. Univision accounts for this arrangement as a net barter transaction, with no effect on revenues, expenses, EBITDA or net income on an annual basis.

        In connection with the acquisition of the Fonovisa Music Group ("Fonovisa"), we will receive $5,000,000 of preemptable advertising over the next three years from Televisa in Mexico for Univision Music Group.

        Before May 2005, we also have a right of first refusal to license Televisa and Venevision's programs in Puerto Rico (subject to preexisting commitments), and we will pay a program performance fee based on the ratings delivered by the licensed programs. After 2005, if we have exercised our option to acquire certain stations in Puerto Rico, our rights will be exclusive in a manner similar to the overall Program License Agreements (and we will also license its programs to the Puerto Rico stations and networks), and we will pay each of Televisa and ourselves 12% of Puerto Rico net time sales (calculated in a manner similar to Combined Net Time Sales) and Venevision the greater of 6% of Puerto Rico net time sales and the amount that a program performance fee based on ratings produced by Venevision programs that the Puerto Rico stations broadcast (but not more than 12% of Puerto Rico net time sales).

        Additionally, if we acquire the Puerto Rico stations, we will be required to offer Televisa the right to acquire a 15% interest in those stations and an affiliate of Venevision the right to acquire a 10% interest in those stations. Such options will be exercisable at a price equal to the pro rata portion of our cost for the stations (including costs) during a period of 90 days from the closing of our acquisition of the stations.

International Program Rights Agreement

        We have granted Televisa and Venevision rights to exploit various programming produced by us or our subsidiaries for use on the Univision and Galavisión networks on a royalty-free basis. These rights cover all countries outside of the U.S. for programs produced before our initial public offering or that replace such programs ("Grandfathered Programs") and cover Mexico and Venezuela for all other programs. For Grandfathered Programs, the rights described above will revert back to us from Televisa or Venevision when the applicable Program License Agreement terminates. For other programs, Televisa or Venevision's rights revert back to us when that entity owns less than 30% of the Univision securities that it owned on the date of our initial public offering (other than on account of a merger or similar transaction). We have also granted Televisa and Venevision certain rights for Mexico and Venezuela, respectively, to license programs produced by us or our subsidiaries for TeleFutura or other future networks we may own.

Participation Agreement

        Pursuant to a Participation Agreement, Mr. Perenchio, Televisa and Venevision have agreed that none of them will enter into certain transactions involving Spanish-language television broadcasting or a Spanish-language television network in the U.S. without first offering us the opportunity to acquire a 50% economic interest. The Participation Agreement provides that if we elect to participate in any of these transactions, the offeror party will have substantial control over management of such transaction.

Warrants

        In connection with Mr. Perenchio, Televisa and Venevision's December 1992 acquisition of our predecessors, Televisa and Venevision were issued warrants to purchase Common Stock, of which Televisa and Venevision retain 2,000 and 27,437,700, respectively.

        Also, in December 2001, Univision issued additional warrants to purchase 9 million shares of Common Stock to Televisa and 2.8 million shares of Common Stock to Venevision. The 1992 warrants are exercisable for Class T and Class V Common Stock at an exercise price of $0.032195 per share. The 2001 warrants are exercisable for 6,274,864 and 74,864 shares of Class A Common Stock for Televisa and Venevision, respectively, and 2,725,136 shares of each Class T and Class V Common Stock for Televisa and Venevision, respectively. The exercise price for the warrants is $38.261 per share. At the option of Televisa or Venevision, as the case may be, or if the warrants are not held by Televisa or Venevision or their permitted transferees at the time of exercise, the Class T and Class V Warrants are exercisable for Class A Common Stock.

        In April 2002, Univision also issued an additional warrant to purchase 100,000 shares of Class A Common Stock to Televisa, at an exercise price of $38.261 per share, in connection with the acquisition of Fonovisa.

        No warrant discussed above is exercisable unless it is lawful for the holder to own the number of shares issuable as a result of such exercise, and such exercise would not violate the Communications Act of 1934, as amended. Subject to applicable securities laws, the warrants are freely transferable. If all warrants discussed above were fully exercised and all voting securities were converted to Class A Common Stock (not including options), as of March 15, 2003, Venevision would have owned approximately 18% of our Common Stock and Televisa would have owned approximately 15% of our Common Stock, and, if the HBC Merger had closed on March 15, 2003, Venevision would have owned approximately 13% of our Common Stock and Televisa would have owned approximately 11% of our Common Stock.

Registration Rights Agreement

        We have a Registration Rights Agreement with Mr. Perenchio, Televisa and Venevision, pursuant to which we have agreed to file registration statements covering our securities owned by them. As of March 15, 2003, Mr. Perenchio had the right to demand three registration statements, Venevision had the right to demand two and Televisa had the right to demand one. In addition, we gave these stockholders various piggyback registration rights. In general, we will pay all fees, costs and expenses of any such registration statements.

Reimbursement Arrangements

        Univision reimburses Chartwell Services, Inc., Chartwell Services New York, Inc., and Chartwell Partners LLC, affiliates of Mr. Perenchio (collectively, "Chartwell"), for office space used by Univision and related expenses and for compensation of certain Chartwell employees who devote time to Univision activities pursuant to agreements entered into between Univision and Chartwell. For 2002, Univision agreed to reimburse Chartwell approximately $296,448 for one-half of the salary, benefits and payroll taxes and $157,870 for 100% of the bonus and related payroll taxes relating to our Vice Chairman and Corporate Secretary, Robert Cahill, and approximately $1,082,154 for varying portions of the salary, benefits and payroll taxes of other Chartwell employees. In addition, options for a total of 55,000 shares of Class A Common Stock were granted during 2002 to three Chartwell employees who devoted time to Univision activities. Also, for 2002, Univision agreed to reimburse Chartwell approximately $335,355 for business expenses and other costs. Pursuant to an agreement between Univision and Chartwell Services, Inc., Chartwell Services, Inc. will continue providing the services subject to such agreement through December 2003, subject to automatic one-year extensions. Chartwell Services New York, Inc. ceased operations on December 31, 2002.

        Also during 2002, a production company owned by Mr. Perenchio used certain facilities and personnel of Univision in connection with program development pursuant to an understanding that any programs so developed would be offered to Univision. For 2002 Mr. Perenchio reimbursed Univision for the actual cost of such usage in the amount of approximately $3,960,646. The production company also reimbursed Univision approximately $95,706 in 2002 for Univision's costs for leased premises in Los Angeles.

Pay Television Venture

        Pursuant to a letter of intent, we have agreed to form a venture with Televisa to engage in the exploitation in the United States of Televisa's pay television channels (but excluding general entertainment channels and novelas). Televisa's existing channels include music video channels and movie channels. The venture, which has not yet been launched, will be jointly controlled by Televisa and us, and we have each agreed to fund $20,000,000 in the first three years of the venture.

Share Purchase Agreement

        In December 2001, we entered into a share purchase agreement with Televisa pursuant to which Televisa purchased 375,000 preferred shares in exchange for $375 million. The preferred shares automatically converted into 10,594,500 shares of our Class A Common Stock upon expiration in February 2002 of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Fonovisa Music Group

        In April 2002, we consummated the acquisition of Fonovisa from Televisa for 6,000,000 shares of our Class A Common Stock and a warrant to purchase 100,000 shares of our Class A Common Stock (having an exercise price of $38.261 per share). Fonovisa has become a part of our Univision Music Group, which also includes Univision Music, Inc. and a 50% ownership stake in Mexican-label Disa Records. The purchase agreement for the acquisition included certain working capital adjustments. We are seeking approximately $30,000,000 and expect this to be resolved in 2003 either through negotiation between the parties or by binding arbitration.

Stockholder Support Agreement

        We are a party to a Stockholder Support Agreement with Hispanic Broadcasting Corporation and Mr. Perenchio whereby Mr. Perenchio agreed to vote in favor of proposals in connection with the HBC Merger. Mr. Perenchio also agreed not to transfer or grant a proxy with respect to his shares of our Common Stock if such transfer or grant would have caused him to own stock with less than a majority of the votes that could have been cast at the special meeting of the stockholders that was held on February 28, 2003 to approve the HBC Merger. Finally, Mr. Perenchio agreed not to make a demand registration with respect to his stock. The agreement will terminate upon the earlier of termination of the merger agreement or completion of the HBC Merger.

The HBC Merger

        The following is a brief summary of the material terms of certain agreements between us, or one of our affiliates, and one or more of Mr. Tichenor, Jr. and Clear Channel Communications, Inc. ("Clear Channel"), both of whom will become related parties if the HBC Merger is completed. The Registration Rights Agreement has not been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2002. The information set forth below does not purport to be and is not a complete summary of all such agreements.

Registration Rights Agreement

        If the HBC Merger is completed, we will enter into a Registration Rights Agreement with members of the Tichenor family and Clear Channel that will grant registration rights with respect to our Common Stock that they will receive as part of the HBC Merger. The agreement will grant Clear Channel and the Tichenor family members the right to request that we file a registration statement covering the sale of the Univision Class A Common Stock that they hold in an underwritten offering. The agreement also will provide Clear Channel and the Tichenor family members with the right to participate in future Univision registrations. All of these rights will be subject to customary terms, conditions, procedures and restrictions.

Voting Agreement

        Messrs. Perenchio and Tichenor, Jr. are parties to a voting agreement whereby Mr. Perenchio agreed to nominate and then vote to elect to the Board as Class A/P Directors, promptly upon the closing of the

HBC Merger, both Mr. Tichenor, Jr. and another person designated by Hispanic Broadcasting Corporation and reasonably acceptable to the Board, who is Mr. Aguirre. Mr. Perenchio also agreed to vote against any transaction in which the stock rights, or the per share consideration, to be received by the Univision Class P common stockholders would differ from those to be received by the Univision Class A common stockholders, unless approved by the holders of a majority of the outstanding shares of Univision Class A Common Stock other than shares held by Mr. Perenchio and his affiliates.

        If Mr. Tichenor, Jr. is incapacitated or ceases to be a Class A/P Director, the resulting vacancy would be filled according to Univision's Certificate of Incorporation. If Mr. Aguirre is incapacitated or ceases to be a Class A/P Director, Mr. Tichenor, Jr. (or, if Mr. Tichenor, Jr. is incapacitated, then other members of the Tichenor family) may designate someone independent of Univision to fill the resulting vacancy, subject to Mr. Perenchio's reasonable approval.

        Mr. Perenchio's obligation to vote for Mr. Tichenor, Jr. and Mr. Aguirre terminates when Mr. Tichenor, Jr. ceases to be an employee of Univision and members of the Tichenor family cease to own at least 60% of their originally issued Univision shares. The voting agreement also terminates upon the earliest to occur of the conversion of all Univision Class P Common Stock, the incapacitation of Mr. Perenchio, the date that Mr. Perenchio and Mr. Tichenor, Jr. agree to terminate the voting agreement, the death of Mr. Tichenor, Jr., and five years from the closing of the HBC Merger.

FINANCIAL AND OTHER INFORMATION

        Our Annual Report to Stockholders for the fiscal year ended December 31, 2002 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (including any financial statements and schedules, and a list of any exhibits not contained therein) are enclosed with this proxy statement. The exhibits to our Annual Report on Form 10-K are available to any stockholder who submits a written request to the Secretary, at 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067 and provides payment of charges that approximate our cost of reproduction.

INDEPENDENT AUDITORS

        On June 13, 2002, we dismissed Arthur Andersen LLP ("Arthur Andersen") and engaged Ernst & Young LLP to serve as our independent auditors for the fiscal year 2002. The decisions were approved by the Audit Committee of the Board.

        Arthur Andersen's reports on our consolidated financial statements for each of the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2000 and 2001 and through June 13, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Univision's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the fiscal years ended December 31, 2000 and 2001 and through June 13, 2002, we did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our consolidated financial statements, or any other matter or reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        We provided Arthur Andersen a copy of the foregoing disclosures, and Arthur Andersen provided a letter, dated June 25, 2002, stating that it has found no basis for disagreement with such statements, as attached as Exhibit 16.1 to the Form 8-K/A filed with the SEC on June 25, 2002.

        The Board, on recommendation of the Audit Committee, appointed Ernst & Young LLP as our independent auditors for 2003.

        We expect Ernst & Young LLP representatives, who audited our 2002 financial statements, to be present at the meeting and to be available to respond to appropriate questions from stockholders. Such representatives will be given an opportunity to make a statement if they desire.

        Stockholder ratification of the selection of Ernst & Young LLP is not required by our Bylaws or otherwise. However, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the stockholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of Univision and its stockholders.

        Ratification of the appointment of Ernst & Young LLP as our independent auditors for 2003 requires the affirmative vote of a majority in voting interest of our capital stock represented in person or by proxy at the meeting.

        The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for 2003.

AUDITORS' FEES

        The aggregate fees that our independent auditors billed for professional services rendered in 2002 were:

  •
  Audit Fees: Ernst & Young LLP's fees for audit services totaled approximately $994,000, including fees associated with the December 31, 2002 annual audit, the reviews of Univision's quarterly reports on Form 10-Q for June 30 and September 30, 2002 and statutory audits required internationally. Also, Arthur Andersen rendered approximately $20,000 of services for the review of Univision's quarterly report on Form 10-Q for March 31, 2002.

  •
  All Other Fees: Ernst & Young LLP's fees for audit-related services totaled approximately $464,000 in 2002. Audit related services principally included the benefit plan audit, review of Form S-4 filings, review of Univision's response to SEC comment letters and accounting consultations. Also, Arthur Andersen rendered approximately $553,000 of services in 2002 principally for financial accounting and related advice, tax compliance work, and fixed asset cost segregation studies.

  •
  Financial Information Systems Design and Implementation Fees: Univision incurred no fees during 2002 for professional services rendered by Ernst & Young LLP in connection with financial information services design and implementation. Also, Arthur Andersen rendered no professional services for Univision during 2002 in connection with financial information services design and implementation.

        Our Audit Committee determined that Ernst & Young LLP's provision of services for all non-audit fees in 2002 is compatible with maintaining its independence.

STOCKHOLDER PROPOSALS

        We must receive proposals of stockholders intended to be presented at the 2004 meeting of stockholders at our principal executive offices not later than December 8, 2003 for inclusion in our proxy statement and form of proxy relating to the meeting.

OTHER MATTERS

        The Board knows of no matters to be presented for action by the stockholders at the meeting other than those described in this proxy statement. Unless otherwise indicated, if any other matter is properly brought before the meeting and may be properly acted upon, the persons named in the accompanying form of proxy will be authorized by such proxy to vote the proxies thereon in accordance with their best judgment.

By Order of the Board of Directors, Robert V. Cahill Corporate Secretary
April 1, 2003

APPENDIX A

AUDIT COMMITTEE CHARTER
OF
UNIVISION COMMUNICATIONS INC.

        The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company and (2) the independence and performance of the Company's external auditors. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is the responsibility of management and the independent auditor, not the Audit Committee, to plan or conduct audits and to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

        The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.

        The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        The Audit Committee shall make regular reports to the Board.

        The Audit Committee shall:

          1.    Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

          2.    Meet periodically, but no less than once per year, with management and the independent auditor to:

          a.    Review the annual audited financial statements, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

          b.    Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          c.    Review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          d.    Obtain reports from management and the independent auditor as to whether the Company and its subsidiaries are in conformity with applicable legal requirements.

          e.    Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

          3.    Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

          4.    Evaluate the performance of the independent auditor and appoint or replace the independent auditor, which firm is ultimately accountable to the Audit Committee.

          5.    Approve the fees to be paid to the independent auditor.

A-1

          6.    Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

          7.    Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

          8.    Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          9.    Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include discussion of any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

        10.  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        11.  Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

        12.  Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

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UNIVISION COMMUNICATIONS INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2003

        I/We hereby appoint Robert V. Cahill, George W. Blank and C. Douglas Kranwinkle, or any of them, as Proxies, with full power of substitution, to represent me (us) and to vote all of my (our) shares of Class A Common Stock of Univision Communications Inc. (the "Company"), on all matters that may come before the 2003 Annual Meeting of Stockholders of the Company and any adjournments thereof. Said Proxies are directed to vote as hereafter indicated.

        Proxies will vote in accordance with their judgement in connection with the transaction of such other business as may properly come before the meeting or any adjournment thereof.

        This Proxy, when properly executed, will be voted in the manner directed hereon. If no direction is made, it will be voted "FOR" the election as Class A/P Directors of all the individuals identified in the accompanying Proxy Statement as the Class A/P Board nominees, and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2003.

(Continued and to be signed on the other side.)

To change your address, please mark this box.	☐	UNIVISION COMMUNICATIONS INC. P.O. BOX 11405 NEW YORK, N.Y. 10203-0405
To include any comments, please mark this box.	☐

- DETACH PROXY CARD HERE -

☐	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

1(a). ELECTION OF CLASS A/P DIRECTORS						1(b). ELECTION OF ADDITIONAL CLASS A/P DIRECTORS If the acquisition of Hispanic Broadcasting Corporation has been completed.
FOR ALL	☐	WITHHOLD FOR ALL	☐	*EXCEPTIONS	☐	FOR ALL	☐	WITHHOLD FOR ALL	☐	*EXCEPTIONS	☐
Nominees: A. Jerrold Perenchio, Harold Gaba, Alan F. Horn, John G. Perenchio, Ray Rodriguez and Juan Villalonga						Nominees: Fernando Aguirre and McHenry T. Tichenor, Jr.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)						(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions						*Exceptions

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for fiscal 2003.	☐	☐	☐
S C A N L I N E
Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.
Date	Share Owner sign here	Co-Owner sign here

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UNIVISION COMMUNICATIONS INC. 1999 Avenue of the Stars, Suite 3050 Los Angeles, California
GENERAL
VOTING POWER
VOTES REQUIRED
Quorum
Counting of Votes
BOARD OF DIRECTORS Election of Directors
Nominees for Election as Class A/P Directors
Directors' Compensation
Board of Directors Meetings
Board Committees
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Base Salary
Bonus Compensation
Equity-Based Compensation
The Deductibility of Executive Compensation
AUDIT COMMITTEE REPORT
SUMMARY TABLE OF EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EMPLOYMENT AGREEMENTS AND ARRANGEMENTS
OPTION GRANTS IN 2002
AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUE
EQUITY COMPENSATION PLAN INFORMATION FOR 2002
UNIVISION STOCK PRICE PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG UNIVISION COMMUNICATIONS INC., THE S & P 500 INDEX AND THE S & P BROADCASTING & CABLE TV INDEX
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
FINANCIAL AND OTHER INFORMATION
INDEPENDENT AUDITORS
AUDITORS' FEES
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER OF UNIVISION COMMUNICATIONS INC.